Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851

MEDIA RELEASE
FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2008 RESULTS
•	$475 Million Europe JV and $285 Million Canada JV Announced During the Quarter

•	Developable Land Now Totals More Than 5,000 Acres; Buildable to 85 Million Square Feet

•	4.1% Growth in Same Store Net Operating Income

•	Occupancy 94.2% at Quarter End; Rental Rates Up 4.9%
CHICAGO, April 23, 2008 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced results for the quarter ended March 31, 2008. Diluted net income available to common stockholders per share (EPS) was $1.13, up from $0.66 in first quarter 2007. First quarter funds from operations (FFO) was $1.12 per share/unit on a diluted basis, matching results from a year ago.
“First quarter FFO per share exceeded the top end of our guidance range,” said Mike Brennan, president and CEO. “Given challenging macroeconomic conditions, however, we believe it is prudent to widen our FFO guidance range for the year.” Mr. Brennan added, “Nevertheless, we believe the structural drivers of demand for industrial space – rising international trade, demographic trends and supply chain reconfiguration needs – remain in place, and that our expanded platform and capital sources are well designed to serve customers. To address rising demand internationally, we announced the formation of two new joint ventures with the California State Teachers Retirement System during the quarter – a $475 million Europe JV and a $285 million Canada JV.”
Portfolio Performance for On Balance Sheet Properties
•	4.1% growth in same property net operating income (NOI) on a cash basis. Excluding lease termination fees, same property cash basis NOI increased 1.1%.

•	Occupancy rose to 94.2% from 94.0% in first quarter 2007.

•	Rental rates increased 4.9% and leasing costs improved to $1.90 per square foot.

•	Retained tenants in 75% of square footage up for renewal.
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Investment Performance: First Quarter 2008

		(in millions)

Balance Sheet Investment/Disposition Activity

Property Acquisitions		$89.9
Square Feet	1.3 million
Stabilized Weighted Average Capitalization Rate	8.5%
Developments Placed in Service		$13.5
Square Feet	0.3 million
Stabilized Weighted Average Capitalization Rate	9.6%
Land Acquisitions		$3.4

Total Investments		$106.8

Property Sales		$212.8
Square Feet	3.2 million
Weighted Average Capitalization Rate	7.6%
Land Sales		$12.7

Total Dispositions		$225.5

Joint Venture Investment/Disposition Activity

Investments
2005 Development/Redevelopment — Acquisitions		$19.1
2005 Development/Redevelopment — Placed in Service		$25.9
2006 Strategic Land and Development		$44.8
2007 Canada		$38.1

Total Joint Venture Investments		$127.9

Dispositions
2005 Development/Redevelopment		$87.2
2005 Core		$17.6

Total Joint Venture Dispositions		$104.8

“We have postponed the sales of some of our joint venture assets, including our 2003 Net Lease Joint Venture portfolio, as we adjust our asset management plans to reflect a more challenging disposition market for larger portfolios and land,” said Johannson Yap, chief investment officer. “We have, however, increased our expectations for net economic gains for the full year for balance sheet stabilized assets to be harvested mostly on an asset-by-asset basis during the balance of 2008.”
Land and Development
Total developable land is 5,089 acres including 4,555 acres in joint ventures and 534 acres on balance sheet. Total land positions can accommodate approximately 85 million square feet of additional development. Developments in process include an estimated investment of $215 million in the joint ventures and $261 million on balance sheet.
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Investment Pipeline and Second Quarter To-Date Investments
Second quarter to-date, $49 million of acquisitions have already been completed, which combined with developments currently or soon to be under construction of $862 million and acquisitions under contract or letter of intent of $716 million, total $1.6 billion. The breakdown is as follows:

	Balance	Joint
(in millions)	Sheet	Ventures	Total

Developments	$393	$469	$862
Acquisitions	$311	$454	$765

Total	$704	$923	$1,627

Solid Financial Position (Balance Sheet)
•	No debt maturing in 2008

•	Less than $150 million of debt maturing over the next three calendar years

•	Fixed-charge coverage was 2.6 times and interest coverage was 3.1 times for the quarter

•	96% of real estate assets are unencumbered by mortgages

•	7.1 years weighted average maturity of permanent debt

•	100% of permanent debt is fixed rate
“The strategic investments we have made in our franchise over the past few years in terms of new markets, more private capital, and a growing workforce, provide us with the necessary resources to effectively serve our customers’ supply chain needs,” said Mike Havala, chief financial officer. “Given the slower economic growth environment however, we have reduced our G&A expense projections accordingly.”
Supplemental Reporting Measure
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Association of Real Estate Investment Trusts (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
Over the years, NAREIT has also made clarifications to its FFO definition, for example, that non-recurring charges and gains should be included in FFO.
Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs, including industrial REITs, some of which have made changes to their FFO definitions to include gains from the sale of depreciated assets in their FFO calculation.
First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules.
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The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through redevelopment, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns. The Company provides additional disclosure on net economic gains in its quarterly supplemental.
Outlook for 2008
Mr. Brennan stated, “First Industrial’s guidance ranges for 2008 have been modified from the last quarter and the FFO per/share unit is $4.70 to $5.00 and $4.40 to $4.70 for EPS. On balance sheet investment volume assumptions for 2008, which include both developments placed in service and acquisitions, range from $900 million to $1 billion with an 8% to 9% average cap rate. On balance sheet sales volume in 2008 is assumed to be $1.1 billion to $1.2 billion with a 7% to 8% average cap rate. Book gains from property sales/fees are estimated to be $310 million to $320 million. Our assumption for net economic gains for on balance sheet transactions in 2008 is between $154 million and $164 million.
“Our estimate for First Industrial’s FFO from joint ventures in 2008 is between $42 million and $52 million. Joint venture investment volume assumptions for 2008, which include both new developments and acquisitions, range from $850 million to $950 million. Joint venture sales volume in 2008 is assumed to be approximately $700 million to $800 million.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	2Q 2008	2Q 2008	Guidance for 2008	Guidance for 2008
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.97	$1.07	$4.40	$4.70
Add: Real Estate Depreciation/Amortization	0.87	0.87	3.45	3.45
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.77)	(0.77)	(3.15)	(3.15)

FFO	$1.07	$1.17	$4.70	$5.00

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate (including land), the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2008. However, I believe that First Industrial has the proper strategy, infrastructure, and capabilities to deliver such results.
“Investors should note that our assumptions on both balance sheet and joint venture sales volume include select land sales. The disposition market for land is inherently more volatile than for other types of real estate and can be even more volatile in more challenging real estate environments such as the current one. Such volatility could negatively impact our ability to profitably complete select land sales that we anticipate for the balance of 2008 and, therefore, our ability to deliver results in line with our guidance.”
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First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across more than 30 markets in the United States, Canada, The Netherlands and Belgium, our local market experts buy, (re)develop, lease, manage and sell industrial properties, including all of the major facility types – R&D/flex, light industrial, manufacturing, and regional and bulk distribution centers. We continue to receive leading customer service scores from Kingsley Associates, an independent research firm, and in total, we own and manage more than 100 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com.
This press release contains forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: national, international (including trade volume growth), regional and local economic conditions generally and real estate markets specifically, legislation/regulation (including changes to laws governing the taxation of real estate investment trusts), availability of financing (including both public and private capital), interest rate levels, competition, supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs, changes in general accounting principles, policies and guidelines applicable to real estate investment trusts, and risks related to doing business internationally (including foreign currency exchange risks and risks related to integrating international properties and operations). We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 11:00 a.m. CDT, 12:00 p.m. EDT, on Thursday, April 24, 2008. The call-in number is (888) 823-7459 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. The replay will also be available on the web site.
The Company’s first quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
Statement of Operations and Other Data:
Total Revenues (a)	$121,412	$99,792

Property Expenses	(34,761)	(28,557)
Construction Expenses (a)	(22,301)	(8,037)
General & Administrative Expense	(23,289)	(22,791)
Depreciation of Corporate F,F&E	(461)	(471)
Depreciation and Amortization of Real Estate	(38,691)	(33,900)

Total Expenses	(119,503)	(93,756)

Interest Income	644	260
Interest Expense	(28,856)	(29,901)
Amortization of Deferred Financing Costs	(723)	(820)
Loss from Early Retirement of Debt	—	(146)

Loss from Continuing Operations Before Equity in Net Income of Joint Ventures, Income Tax Benefit and Minority Interest Allocable to Continuing Operations	(27,026)	(24,571)

Equity in Net Income of Joint Ventures (b)	3,302	5,631
Income Tax Benefit	2,348	1,916
Minority Interest Allocable to Continuing Operations	3,346	2,931

Loss from Continuing Operations	(18,030)	(14,093)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $73,361 and $55,370 for the Three Months Ended March 31, 2008 and 2007, respectively (c)	76,293	64,844
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $247 and $10,133 for the Three Months Ended March 31, 2008 and 2007, respectively) (c)	(247)	(11,227)
Minority Interest Allocable to Discontinued Operations (c)	(9,703)	(6,788)

Income Before Gain on Sale of Real Estate	48,313	32,736

Gain on Sale of Real Estate	7,671	3,574
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(1,591)	(768)
Minority Interest Allocable to Gain on Sale of Real Estate	(776)	(355)

Net Income	53,617	35,187

Preferred Dividends	(4,857)	(5,935)

Net Income Available to Common Stockholders	$48,760	$29,252

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$48,760	$29,252

Add: Depreciation and Amortization of Real Estate	38,691	33,900
Add: Income Allocated to Minority Interest	7,133	4,212
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,444	6,876
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	1,838	2,678
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(41,932)	(19,165)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(724)	(662)

Funds From Operations (“FFO”) (d)	$55,210	$57,091

Add: Loss from Early Retirement of Debt	—	146
Add: Restricted Stock Amortization	3,460	3,606
Add: Amortization of Deferred Financing Costs	723	820
Add: Depreciation of Corporate F,F&E	461	471
Less: Non-Incremental Capital Expenditures	(6,805)	(5,255)
Less: Straight-Line Rent	(2,006)	(2,662)

Funds Available for Distribution (“FAD”) (d)	$51,043	$54,217

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2008	2007
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$48,760	$29,252

Add: Interest Expense	28,856	29,901
Add: Depreciation and Amortization of Real Estate	38,691	33,900
Add: Preferred Dividends	4,857	5,935
Add: (Benefit) Provision for Income Taxes	(510)	10,079
Add: Income Allocated to Minority Interest	7,133	4,212
Add: Amortization of Deferred Financing Costs	723	820
Add: Depreciation of Corporate F,F&E	461	471
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	1,444	6,876
Add: Loss from Early Retirement of Debt	—	146
Add: Depreciation and Amortization of Real Estate — Joint Ventures (b)	1,838	2,678
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(41,932)	(19,165)
Less: Accumulated Depreciation/Amortization on Real Estate Sold — Joint Ventures (b)	(724)	(662)

EBITDA (d)	$89,597	$104,443

Add: General and Administrative Expense	23,289	22,791
Less: Net Economic Gains, Net of Income Tax Provision (d)	(39,411)	(34,814)
Less: Benefit (Provision) for Income Taxes	510	(10,079)
Less: Equity in FFO of Joint Ventures, Net of Income Tax Provision (d)	(9,173)	(12,827)

Net Operating Income (“NOI”) (d)	$64,812	$69,514

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NET ECONOMIC GAINS (d)

Gain on Sale of Real Estate	7,671	3,574
Gain on Sale of Real Estate included in Discontinued Operations	73,361	55,370
Less: Benefit (Provision) for Income Taxes	510	(10,079)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(41,932)	(19,165)
Add: Assignment Fees	—	3,275
Add: Income Tax (Benefit) Provision Allocable to FFO from Joint Ventures	(199)	1,839

Net Economic Gains (d)	$39,411	$34,814

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (e)	49,407	50,966
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (e)	42,984	44,410

Per Share/Unit Data:
FFO:
- Basic/Diluted (e)	$1.12	$1.12
Loss from Continuing Operations Less Preferred Dividends and Redemption of Preferred Stock Per Weighted Average Common Share Outstanding:
- Basic/Diluted (e)	$(0.41)	$(0.40)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
- Basic/Diluted (e)	$1.13	$0.66
Dividends/Distributions	$0.72	$0.71

FFO Payout Ratio	64.4%	63.4%
FAD Payout Ratio	69.7%	66.7%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,261,115	$3,297,198
Real Estate and Other Held For Sale, Net	48,795	79,329
Total Assets	3,265,644	3,237,106
Debt	1,972,747	1,844,000
Total Liabilities	2,174,080	2,065,349
Stockholders’ Equity and Minority Interest	$1,091,564	$1,171,757

a) Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of general contractor for certain third party development projects. Additionally, for the three months ended March 31, 2008, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell and for the three months ended March 31, 2007, construction revenues and expenses include amounts relating to the construction of a building for a third party, accounted for on a percentage of completion basis.
b) Represents the Company’s share of net income, depreciation and amortization on real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.
c) In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.
d) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
     The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold. Accordingly, as calculated by the Company, FFO includes net economic gains resulting from all Company property sales as well as assignment fees. Assignment fees are earned when the Company assigns its interest in a purchase contract to a third party for consideration.
     NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.
     EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.
     FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.
     FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.
     The Company also reports Net Economic Gains, which, effectively, measure the value created in the Company’s capital recycling activities. Net Economic Gains are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases and lease inducements as this amortization is included in revenues and FFO) and the provision for income taxes (excluding taxes associated with joint ventures). Net Economic Gains also includes assignment fees.
     In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Beginning with the fourth quarter of 2006, the Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2008, include all properties owned prior to January 1, 2007 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2007 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended March 31, 2008 and 2007, NOI was $64,812 and $69,514, respectively; NOI of properties not in the Same Store Pool was $9,868 and $16,167, respectively; the impact of straight-line rent and the amortization of above/below market rent was $1,839 and $2,344, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
e) Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted stock would be antidilutive to the loss from continuing operations per share.